UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2018

UNITED COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

Indiana	0-54876	80-0694246
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

92 Walnut Street, Lawrenceburg, Indiana 47025

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (812) 537-4822

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

This Current Report on Form 8-K is being filed to disclose certain information regarding the dismissal of previously disclosed litigation related to the proposed transactions contemplated by the Agreement and Plan of Merger, dated as of March 11, 2018, by and between Civista Bancshares, Inc. (“Civista”), Civista Bank, United Community Bancorp (“United Community”), and United Community Bank, pursuant to which United Community will merge with and into Civista (the “Merger”).

As previously disclosed, on June 28, 2018, Paul Parshall, a purported stockholder of United Community, filed a putative class action lawsuit in the Superior Court for the State of Indiana, Dearborn County, captioned Parshall v. United Community Bancorp, et al. (Case No. 15D02-1806-PL-000048), against United Community, the members of United Community’s Board of Directors, United Community Bank, Civista and Civista Bank on behalf of all of United Community’s public stockholders. The lawsuit had sought relief that included preliminary and permanent injunction against the consummation of the Merger, rescission or rescissory damages if the Merger is completed, costs and attorney’s fees.

Mr. Parshall filed a voluntary notice of dismissal. On August 13, 2018, the court entered an order dismissing the lawsuit, with prejudice as to Mr. Parshall and without prejudice as to the putative class.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANCORP

Date: August 17, 2018	By:	/s/ Elmer G. McLaughlin
Elmer G. McLaughlin President and Chief Executive Officer

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